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                                                                     EXHIBIT 5.0

                               December 18, 1996





                                                                      11850-0200




Raychem Corporation
300 Constitution Drive
Menlo Park, California  94025-1164


                 Registration Statement on Form S-8
                 ----------------------------------


Ladies and Gentlemen:

                 We have acted as counsel to Raychem Corporation a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about December 18, 1996 for the purpose of registering under the Securities Act of 1933, as amended, an additional 4,000,000 shares of Common Stock of the Company (the "Shares"), pursuant to the Company's Amended and Restated 1990 Incentive Plan, the Company's Amended and Restated 1984 Employee Stock Purchase Plan, the Company's Amended and Restated 1985 Supplemental Employee Stock Purchase Plan, and the Company's 1996 Directors Stock Option Plan (the "Plans").

                 We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

                 In rendering our opinion, we have examined the following records, documents and instruments:

                 (a) The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of December 17, 1996 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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Raychem Corporation
December 18, 1996
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                 (b)      The Bylaws of the Company, certified to us by an
                          officer of the Company as being complete and in full force and effect as of the date of this opinion;

                 (c) A Certificate of the Senior Vice President and Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

                 (d)      The Registration Statement;

                 (e)      The Plans; and

                 (f) A letter from Harris Trust and Savings Bank, the Company's transfer agent, dated December 13, 1996, as to the number of shares of the Company's Common Stock outstanding on December 12, 1996.

                 This opinion is limited to the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

                 Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) all applicable securities laws are complied with, and (iv) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the Plans and in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                 This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ HELLER EHRMAN WHITE & MCAULIFFE